UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
June 4, 2008
(Date of earliest event reported)
Volcom, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51382 (Commission File Number)	33-0466919 (IRS Employer Identification No.)

1740 Monrovia Avenue, Costa Mesa, California (Address of principal executive offices)	92627 (Zip Code)
Registrant’s telephone number, including area code: (949) 646-2175
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 4, 2008, the Board of Directors of Volcom, Inc. (the “Company”) named Jason Steris, 38, President and Chief Operating Officer of the Company. Mr. Steris has served as the Company’s Chief Operating Officer since 1998. From 1995 to 1998, he served as the Company’s National Sales Manager and from 1993 to 1995 he served as the Company’s Southern California Sales Representative. Prior to Mr. Steris joining us in 1993, he worked in action sports retail for eight years with Laguna Surf & Sport in various positions, including store manager and buyer. Mr. Steris does not have any family relationships with any director or executive officer of the Company.
Item 8.01 Other Events.
Also on June 4, 2008, the Board of Directors elected Richard Woolcott as Chairman of the Board in addition to his role as Chief Executive Officer. He succeeds René Woolcott who will continue to serve as an active member of the Board of Directors. Additionally, Douglas S. Ingram, who has served on the Board of Directors since June 2005, has been appointed lead independent director.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is being furnished herewith:
Exhibit 99.1.  Press release dated June 4, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcom, Inc.

(Registrant)

Date	June 4, 2008	By	/s/ S. HOBY DARLING
S. Hoby Darling
Senior Vice President of Strategic
Development,
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1.	Press release dated June 4, 2008